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                                                                  EXHIBIT (a)(3)

                         Notice of Guaranteed Delivery
                                      for
                        Tender of Shares of Common Stock

                                       of

                               RELTEC Corporation

                   (Not to be used for signature guarantees)

       As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $.01 per share (the "Shares"), of RELTEC Corporation, a Delaware corporation (the "Company"), are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 2 of the Offer to Purchase.

                                The Depositary:

                    ChaseMellon Shareholder Services, L.L.C.

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                 By Mail:                              By Overnight Courier:
         Reorganization Department                   Reorganization Department
                PO Box 3301                             85 Challenger Road
        South Hackensack, NJ 07606                       Mail Stop--Reorg
                                                     Ridgefield Park, NJ 07660
                 By Hand:                           By Facsimile Transmission:
         Reorganization Department                (for Eligible Institutions Only)
         120 Broadway, 13th Floor                         (201) 296-4293
            New York, NY 10271
                                                       Confirm by Telephone:
                                                          (201) 296-4860
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       DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF
INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

       This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

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Ladies and Gentlemen:

   The undersigned hereby tenders to GEC Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of GEC Incorporated, a Delaware corporation, which is a wholly owned subsidiary of The General Electric Company, p.l.c., a public limited company organized under the laws of England and Wales ("GEC, p.l.c.") (which is not affiliated with the U.S. based corporation with a similar name), upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated March 5, 1999 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in
Section 2 of the Offer to Purchase. As described in the Offer to Purchase, the Purchaser may assign its rights and obligations to purchase the Shares in the offer, in whole or in part, to any direct or indirect subsidiary of GEC, p.l.c. (or the successor to the non-defense business of GEC, p.l.c.).

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Number of Shares___________________________ Names(s) of Record Holder(s):______________
                                            ___________________________________________
Certificate Nos. (if available):___________ ___________________________________________
                                                           Please Print
(Check box if Shares will be tendered by    Address(es):_______________________________
 book-entry
transfer)
                                            ___________________________________________
[ ] The Depository Trust Company                                             (Zip Code)
                                            Daytime Area Code and Tel. No.:____________
Account Number_____________________________ Signature(s):______________________________
Dated______________________________________ ___________________________________________
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                                   GUARANTEE
                    (Not to be used for signature guarantee)

   The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program or the New York Stock Exchange Guarantee Program or the Stock Exchange Medallion Program or an "eligible guarantor institution", as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three trading days (as defined in the Letter of Transmittal) after the date hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm_________________________     _____________________________________
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                                                       Authorized Signature
Address:___________________________________ Name:______________________________________
                                                       Please Type or Print
___________________________________________ ___________________________________________
                                   Zip Code                Please Print
                                            Title: ____________________________________
Area Code and Tel. No: ____________________ Dated: ____________________________________
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NOTE:DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
     SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.